As filed with the Securities and Exchange Commission on July 8, 2024

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELECOM ARGENTINA S.A.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Argentina	4813	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

General Hornos 690

(C1272ACK) - Buenos Aires

Argentina Tel.: 54-11-4968-4000

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System
28 Liberty Street
New York, New York 10005

(Name, address, and telephone number of agent for service)

Copies to:

Adam J. Brenneman, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

Telecom Argentina S.A.

Debt Securities

Class B Common Shares

American Depositary Shares Representing Such Shares

We may from time to time, in one or more offerings, offer and sell Telecom Argentina S.A.’s (i) debt securities, which may be senior, subordinated or junior subordinated and convertible or non-convertible (collectively, the “debt securities”), or (ii) class B ordinary shares, nominal value P$1.00 per share or (“class B shares”), which may be represented by American Depositary Shares, (or “ADSs” and together with the class B shares, the “equity securities”). We refer collectively to the equity securities and the debt securities as the “securities.”

In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement (the “selling shareholders”) may offer and sell the equity securities held by them. The selling shareholders may sell the equity securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the equity securities by the selling shareholders.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 28 of this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific manner in which they may be offered will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of the offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference herein and therein, and any related free writing prospectuses carefully before you make your investment decision. This prospectus may not be used for the offering of securities unless it is accompanied by a prospectus supplement.

Our ADSs are listed on the New York Stock Exchange under the symbol “TEO.” Each ADS represents the right to receive five class B shares. Our class B shares are listed on the Argentine Stock Exchanges and Markets (Bolsas y Mercados Argentinos S.A., or the “BYMA”) under the symbol “TECO2.” On July 5, 2024, the last reported sale price of our class B shares on the SSE was P$1932.20 per common share, which is equivalent to U.S.$10.52 per ADS, based on an exchange rate of P$918 to U.S.$1 as of July 5, 2024.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 11 of this prospectus, and any risk factors included in any accompanying prospectus supplement and in our reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Debt securities issued from time to time by the Company pursuant hereto may qualify as negotiable obligations under, and in such case, shall be issued pursuant to, and in compliance with all the requirements of, and shall therefore be entitled to the benefits set forth and subject to the procedural requirements established in, the Argentine Negotiable Obligations Law No. 23,576, as amended and supplemented (the “Negotiable Obligations Law”), Law No. 26,831, as amended and supplemented (the “Argentine Capital Markets Law”), the General Resolution No. 622, as amended and supplemented (the “CNV Rules”), issued by the Argentina National Securities Commission (Comisión Nacional de Valores, or the “CNV”) and any other applicable laws and regulations of the Republic of Argentina (“Argentina”).

Our existing class B shares have been authorized for public offering in Argentina by the CNV. The CNV has not approved or disapproved of the securities offered hereby, including in the form of ADSs.

This prospectus has not been, and will not be, filed with the CNV and therefore, the CNV has not determined if this prospectus is truthful or complete.

Offers of the securities to the public in Argentina shall be made by a prospectus and (if applicable, a prospectus supplement) in the Spanish language in accordance with CNV regulations and shall be authorized by the CNV pursuant to applicable Argentine laws and regulations.

Prospectus dated July 8, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the “Securities Act.” By using a shelf registration statement, we and/or the selling shareholders may sell any combination of the securities described in this prospectus at any time and from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we or any of the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

In the event the information set forth in a prospectus supplement differs in any way from information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date of the document or that the information we have filed or will file with the SEC that is incorporated by reference in this prospectus is accurate as of any date other than the filing date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus is not an offer to sell and it is not a solicitation of an offer to buy securities in any jurisdiction in which the offer, sale or exchange is not permitted. The distribution of this prospectus and the offer or sale of the securities offered hereby in certain jurisdictions is restricted by law. This prospectus may not be used for, or in connection with, and does not constitute, any offer to, or solicitation by, anyone in any jurisdiction or under any circumstance in which such offer or solicitation is not authorized or is unlawful. Recipients must not distribute this prospectus into jurisdictions where such distribution would be unlawful.

Unless the context otherwise requires, references to the “Company,” “Telecom,” “we,” “us,” and “our “ are to Telecom Argentina S.A. and its consolidated subsidiaries and affiliates. The term “Telecom Argentina” refers to Telecom Argentina S.A., excluding its subsidiaries.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. You should not assume that the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

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Where You Can Find More Information

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are currently subject to the information reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act,” applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered thereunder.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is https://www.sec.gov. We currently make available to the public our annual and interim reports, as well as certain information regarding our corporate governance and other matters on our website https://www.telecom.com.ar/web. The reference to our website address does not constitute incorporation by reference of the information contained on or available through our website, and you should not consider it to be a part of this prospectus.

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Incorporation of Certain Information By Reference

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on March 21, 2024 (SEC File/Film No. 001-13464/ 24771120) (the “TEO 2023 20-F”);

●	our report on Form 6-K, furnished to the SEC on April 25, 2024, whereby we announced the composition of our Board of Directors, Supervisory Committee and Audit Committee and the Independent Auditors (SEC File/Film No. 001-13464/ 24874886);

●	our report on Form 6-K, furnished to the SEC on July 8, 2024, containing: (i) our unaudited condensed consolidated financial statements as of March 31, 2024 and for the three-month period ended March 31, 2024 (the “Q1 2024 Unaudited Financial Statements”), (ii); our operating and financial review and prospects as of March 31, 2024 (the “Q1 2024 MD&A” and, together with the Q1 2024 Unaudited Financial Statements, the “Q1 2024 Disclosure”) and (iii) capsule financial information illustrating the effects of inflation from December 31, 2023 to March 31, 2024 (the “TEO Q1 2024 6-K”) (SEC File/Film No. 001-13464/ 241103965);

●	the description of our class B shares and ADSs contained in Exhibit 2.2 to the TEO 2023 20-F (included as Exhibit 2.6 of our Annual Report on Form 20-F for the year ended December 31, 2019, as filed with the SEC on March 18, 2020 (SEC File/Film No. 001-13464/20725248), and incorporated by referenced in the TEO 2023 20-F);

the description of our ADSs set forth in our Registration Statement on Form F-6, filed with the SEC on April 30, 2021 (SEC File/Film No. 333-255672/21878733);

●	Any future filings on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You may also request a copy of such information, at no cost, by writing to us at lfrialubago@teco.com.ar and tlpellicori@teco.com.ar, https://inversores.telecom.com.ar/ar/es/contacto.html or at General Hornos 690, (1727) Buenos Aires, Argentina or by telephoning us at 54-11-4968-4000.

The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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Forward-Looking Statements

This registration statement on Form F-3 contains certain forward-looking statements and information relating to the Company that are based on current views, expectations, estimates and projections of our management and information currently available to the Company. These forward-looking statements include, without limitation, those regarding our future financial position and results of operations, our strategy, plans, objectives, goals and targets, future developments in the markets in which we participate or are seeking to participate, or anticipated regulatory changes in the markets in which we operate or intend to operate. In some cases, forward-looking statements can be identified by terminology such as “anticipate”, “believe”, “continue”, “could”, “estimates”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “predict”, “should” or “will”, or the negative of such terms, or other comparable terminology.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These statements reflect the current views of our management with respect to future events. We caution the reader that forward-looking statements are not guarantees of future performance and are based on numerous assumptions and that our actual results of operations, including our financial condition and liquidity, may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements contained in this prospectus. In addition, even if our results of operations, including our financial condition and liquidity and developments in the industry in which we operate, are consistent with the forward-looking statements contained in this registration statement, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause these differences include, but are not limited to:

●	the factors described in the “Risk Factors” section in this prospectus, any prospectus supplement, the TEO 2023 20-F and any other documents incorporated by reference herein;

●	failure to satisfy the conditions contained in this prospectus or any prospectus supplement;

●	our ability to service our debt and fund our working capital requirements;

●	our ability to successfully implement our business strategy and to achieve synergies;

●	our expectations for our future performance, revenues, income, earnings per share, capital expenditures, dividends, liquidity and capital structure;

●	the changing dynamics and growth in the telecommunications, cable and cybersecurity markets in Argentina, Paraguay, Uruguay, Chile and the United States;

●	uncertainties relating to political and economic conditions in Argentina, Paraguay, Uruguay, Chile and the United States, including the policies of the new administration in Argentina;

●	inflation and the devaluation of the Argentine Peso, the Paraguayan Guaraní, the Uruguayan Peso and the Chilean Peso and the exchange rate risks in Argentina, Paraguay, Uruguay and Chile;

●	restrictions on the ability to exchange Argentine Pesos, Paraguayan Guaraníes, Uruguayan Pesos or Chilean Pesos into foreign currencies and transfer funds abroad;

●	changes in interest rates;

●	our outlook for new and enhanced technologies;

●	the effects of operating in a competitive environment;

●	industry conditions;

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●	the outcome of certain legal proceedings;

●	regulatory and legal developments;

●	our ability to introduce new products and services that enable business growth;

●	the creditworthiness of our actual or potential customers;

●	nationalization, expropriation and/or increased government intervention in companies;

●	technological changes;

●	the impact of legal or regulatory matters, changes in the interpretation of current or future regulations or reform and changes in the legal or regulatory environment in which we operate, including regulatory developments such as sanctions regimes in other jurisdictions (e.g., the United States) which impact our suppliers;

●	the effects of increased competition;

●	reliance on content produced by third parties;

●	increasing cost of our supplies;

●	inability to finance on reasonable terms capital expenditures required to remain competitive;

●	fluctuations, whether seasonal or in response to adverse macro-economic developments, in the demand for advertising;

●	our capacity to compete and develop our business in the future;

●	the impact of increased national or international restrictions on the transfer or use of telecommunications technology;

●	the impact of additional currency and exchange measures on our ability to access the international capital markets and our ability to repay our dollar-denominated indebtedness;

●	the impact of political developments on demand for securities of Argentine companies; and

●	the outbreak of military hostilities, including an escalation of Russia's invasion of Ukraine and the armed conflict between Israel and Hamas, and the potential destabilizing effect of such conflicts.

Many of these factors are macroeconomic and regulatory in nature and therefore beyond the control of the Company’s management. Should one or more of these factors or situations materialize, or underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, planned or projected.

In light of these risks, uncertainties and assumptions, the forward-looking events described in this registration statement may not occur. These forward-looking statements speak only as of the date of this registration statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information or future events or developments. Additional factors affecting our business emerge from time to time and it is not possible for us to predict all of these factors, nor can we assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Although we believe that the plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that those plans, intentions or expectations will be achieved. In addition, you should not interpret statements regarding past trends or activities as assurances that those trends or activities will continue in the future. All written, oral and electronic forward-looking statements attributable to us or to the persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

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Presentation of Financial and Other Information

Unless otherwise stated, references to the financial results of “Telecom” are to the consolidated financial results of Telecom Argentina and its consolidated subsidiaries. Telecom is primarily engaged in the provision of fixed and mobile telecommunications services, data services, Internet services and cable television services.

The information provided in this prospectus that relates to Argentina and its economy is based upon publicly available information, and we do not make any representation or warranty with respect to such information. Argentina, and any governmental agency or political subdivision thereof, does not in any way guarantee, and their credit does not otherwise back, our obligations in respect of the notes.

The financial information incorporated by reference herein for Telecom Argentina S.A. is prepared and presented in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”).

Our audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 and the notes thereto (the “Annual Financial Statements”), have been prepared in accordance with IFRS Accounting Standards and have been audited by Price Waterhouse & Co. S.R.L. (a member firm of the PricewaterhouseCoopers network) an independent registered public accounting firm (“PwC”) and are included in Item 18 of the TEO 2023 20-F, incorporated by reference in this prospectus.

The Q1 2024 Unaudited Financial Statements have been prepared in accordance with IAS 34 “Interim Financial Reporting” and they should be read in conjunction with the Annual Financial Statements. The accounting principles used in the preparation of the Q1 2024 Unaudited Financial Statements are consistent with those used in the preparation of the Annual Financial Statements. Our Q1 2024 Unaudited Financial Statements do not include all the information and disclosures required in the Annual Financial Statements and should be read in conjunction with them. Our historical results for the three months ended March 31, 2024 are not necessarily indicative of results to be expected for the year ended December 31, 2024, or any future period.

Argentina has been considered a high-inflation economy for accounting purposes according to the IAS 29 “Financial reporting in hyperinflationary economies” since July 1, 2018. Therefore, the Annual Financial Statements and the Q1 2024 Unaudited Financial Statements are presented on the basis of constant Argentine Pesos as of December 31, 2023 (as described in the TEO 2023 20-F) and March 31, 2024 (as described in the Q1 2024 Disclosure), respectively (“current currency”). We have not recast our Annual Financial Statements to measure them in terms of constant Argentine Pesos as of March 31, 2024, the most recent financial period included herein. Therefore, the Annual Financial Statements and the Q1 2024 Unaudited Financial Statements are not directly comparable. The change in the consumer price index in Argentina between December 31, 2023 and March 31, 2024 was 51.62%. See the TEO 2023 20-F and Note 1.d) to our Annual Financial Statements. For more on the annual financial information based on the current currency as of March 31, 2024, see the TEO Q1 2024 6-K.

Telecom Argentina and its subsidiaries maintain their accounting records and prepare their financial statements in Argentine Pesos, which is their functional currency, except for Televisión Dirigida S.A, Núcleo S.A.E. and its subsidiaries in Paraguay, which use Guaraníes as their functional currency, Telecom Argentina USA Inc., Opalker S.A. and its subsidiary, which use U.S. dollars as their functional currency and Adesol S.A. and its subsidiaries incorporated under the laws of Uruguay, which use Uruguayan Pesos as their functional currency. Our Annual Financial Statements and Q1 2024 Unaudited Financial Statements include the results of these subsidiaries converted into Argentine Pesos. Assets and liabilities are converted at period-end exchange rates and income and expenses accounts at average exchange rates for each period presented.

Certain financial information contained, or incorporated by reference, in this prospectus has been presented in U.S. dollars. This prospectus contains translations of various Argentine Peso amounts into U.S. dollars at specified rates solely for convenience of the reader. You should not construe these translations as representations by us that the Argentine Peso amounts actually represent these U.S. dollar amounts or could be converted into U.S. dollars at the rates indicated. Except as otherwise specified, all references to “U.S.$,” “U.S. dollars” or “dollars” are to United States dollars, references to “EUR,” “euro” or “€” are to the lawful currency of the member states of the European Union and references to “P$,” “Argentine Pesos,” “$” or “Pesos” are to Argentine Pesos. Unless otherwise indicated, we have translated the Argentine Peso amounts using a rate of P$788,25 = U.S.$1.00 and of P$858,00= U.S.$1.00, the U.S. dollar ask rate published by the Banco de la Nación Argentina (Argentine National Bank) on December 31, 2023 and on March 31, 2024, as applicable. On July 4, 2024, the exchange rate was P$916.00= U.S.$1.00. As a result of fluctuations in the Argentine Peso/U.S. dollar exchange rate, the exchange rate at such date may not be indicative of current or future exchange rates. Consequently, these translations should not be construed as a representation that the Peso amounts represent, or have been or could be converted into, U.S. dollars at that or any other rate. See “Item 5— Operating and Financial Review and Prospects— Factors Affecting Results of Operations — Effects of Fluctuations in Exchange Rates between the Argentine Peso and the U.S. dollar and other major foreign currencies” in the TEO 2023 20-F.

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Rounding

Certain figures included in this prospectus, and in the financial information incorporated by reference herein, have been rounded for ease of presentation. Percentage figures included in this prospectus have in some cases been calculated on the basis of such figures prior to rounding. For this reason, certain percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in the Annual Financial Statements or the Q1 2024 Unaudited Financial Statements, as applicable. Certain other amounts that appear in this prospectus may not sum due to rounding.

Third-Party Information

The information set forth in this prospectus, and the documents incorporated by reference herein, with respect to the market environment, market developments, growth rates, trends and competition in the markets and segments in which we operate are based on information published by the Argentine federal and local governments through the Instituto Nacional de Estadísiticas y Censos (the National Statistics and Census Institute, or “INDEC”), the BCRA, the Dirección General de Estadística y Censos de la Ciudad de Buenos Aires (General Directorate of Statistics and Census of the City of Buenos Aires) and the Dirección Provincial de Estadística y Censos de la Provincia de San Luis (Provincial Directorate of Statistics and Census of the Province of San Luis.)

Market studies are frequently based on information and assumptions that may not be exact or appropriate, and their methodology is by nature forward looking and speculative. This prospectus and the documents incorporated by reference herein also contain estimates made by us based on third-party market data, which in turn is based on published market data or figures from publicly available sources.

Although we have no reason to believe any of this information or these sources are inaccurate in any material respect, neither we nor the initial purchasers have verified the figures, market data or other information on which third parties have based their studies nor have such third parties verified the external sources on which such estimates are based. Therefore, we neither guarantee nor assume responsibility for the accuracy of the information from third-party studies presented in this prospectus or for the accuracy of the information on which such third-party estimates are based.

This prospectus, and the documents incorporated by reference herein, also contains estimates of market data and information derived therefrom which cannot be gathered from publications by market research institutions or any other independent sources.  Such information is based on our internal estimates.  In many cases there is no publicly available information on such market data, for example from industry associations, public authorities or other organizations and institutions.  We believe that these internal estimates of market data and information derived therefrom are helpful in order to give investors a better understanding of the industry in which we operate as well as our position within this industry.  Although we believe that our internal market observations are reliable, such estimates are not reviewed or verified by any external sources. In addition, such estimates reflect various assumptions made by us that may or may not prove accurate, as well as the exercise of a substantial degree of judgment by management as to the scope and presentation of such information. No representations or warranties can be made concerning the accuracy of our estimates of market data and the information presented therefrom. These may deviate from market data estimates made by our competitors or future statistics provided by market research institutes or other independent sources. We cannot assure you that our market data estimates or the assumptions are accurate or correctly reflect the state and development of, or our position in, the industry.

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Non-GAAP Financial Measures

In addition to our financial information that has been prepared and presented in accordance with IFRS, this prospectus includes certain “non-GAAP financial measures” (as defined in Regulation G under the Securities Act). These measures include Adjusted EBITDA.

An important operational performance measure used by the Company’s Chief Operating Decision Maker (as this term is defined in IFRS Accounting Standards 8) is Adjusted EBITDA. Adjusted EBITDA is defined as our net (loss) income less income tax, financial results, earnings (losses) from associates and joint ventures, and depreciation, amortization and impairment of fixed assets. We believe Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations such as capital structures, taxation and the useful lives and book depreciation and amortization of property, plant and equipment (“PP&E”) and intangible assets, which may vary for different companies for reasons unrelated to operating performance. Although Adjusted EBITDA is not a measure defined in accordance with IFRS Accounting Standards (a non-GAAP measure), our management believes that this measure facilitates operating performance comparisons from period to period and provides useful information to investors, financial analysts and the public in their evaluation of our operating performance. Adjusted EBITDA does not have a standardized meaning and, accordingly, our definition of Adjusted EBITDA may not be comparable to Adjusted EBITDA as used by other companies.

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The Company

Overview

We are one of the largest private-sector companies in Argentina in terms of revenues, net income, capital expenditures and number of employees. In terms of customers, we are one of the largest telecommunications, cable television and data transmission service providers in Argentina and one of the largest cable television services providers across Latin America. Additionally, we are an important Multiple Systems Operator (“MSO”, a company that owns multiple cable systems in different locations under the control and management of a single, common organization) in Argentina in terms of customers.

We offer our customers “quadruple play” services, combining mobile telephony services, cable television services, Internet services and fixed telephony services. We also provide Fintech Services, other telephone-related services such as international long-distance and wholesale services, data transmission and IT solutions outsourcing and we install, operate and develop cable television and data transmission services. We provide our services in Argentina (mobile, cable television, Internet, fixed and data services, among others), Paraguay (mobile, Internet, satellite TV services, among others), Uruguay (cable television services), the United States (fixed wholesale services) and Chile (cybersecurity services and products).

In 2023, our revenues amounted to P$2,059,101 million, our net loss amounted to P$249,687 million, our Adjusted EBITDA (see the purpose of use of Adjusted EBITDA and reconciliation of net income to Adjusted EBITDA for the year ended December 31, 2023 in “Item 5—Operating and Financial Review and Prospects—(A) Consolidated Results of Operations—Adjusted EBITDA” in the TEO 2023 20-F) amounted to P$579,396 million and we had total assets of P$5,477,603, million all stated in current pesos as of December 31, 2023. For the first three months of 2024, our revenues amounted to P$683,916 million, our net income amounted to P$675,032 million, our Adjusted EBITDA (see reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2024 in the TEO Q1 2024 6-K) amounted to P$207,134 million and we had total assets of P$8,143,553 million, all stated in current pesos as of March 31, 2024. Amounts stated in current pesos as of March 31, 2024 are not comparable to amounts stated in current pesos as of December 31, 2023. See “Item 2. Telecom’s activities for the three-month period ended March 31, 2024 and 2023” in the TEO 1Q 2024 6-K. Adjusted EBITDA is defined as our net (loss) income less income tax, financial results, earnings (losses) from associates and joint ventures, and depreciation, amortization and impairment of fixed assets. We believe that the presentation of the measure “adjusted EBITDA” provides investors and financial analysts with appropriate information that is relevant to understanding our past and present performance as well as our projections of future performance. Moreover, adjusted EBITDA is one of the key performance measures used by our management for monitoring our profitability and financial position, at consolidated levels.

As of March 31, 2024, our subsidiaries were Núcleo, PEM, Cable Imagen, Televisión Dirigida, Adesol, AVC Continente Audiovisual, Inter Radios, Telecom Argentina USA Inc., Personal Smarthome, Micro Sistemas, Opalker, NYSSA, and Micro Fintech Holding, among others.

Corporate Information

Telecom Argentina was created by Decree No. 60/90 of the executive branch of the Argentine government (Poder Ejecutivo Nacional) dated January 5, 1990, and incorporated as “Sociedad Licenciataria Norte S.A.” on April 23, 1990. In November 1990, its legal name was changed to “Telecom Argentina STET-France Telecom S.A.” and on February 18, 2004, it was changed to “Telecom Argentina S.A.” Telecom Argentina is organized as a corporation (sociedad anónima) under Argentine law. The duration of Telecom Argentina is 99 years from the date of registration with the IGJ (July 13, 1990). Telecom Argentina conducts business under the commercial name “Telecom”. Telecom Argentina’s object and purpose is to provide, directly or through third parties, or in association with third parties, Information and Communication Technology services (“ICT Services”), whether these ICT services are fixed, mobile, wired, wireless, national or international, with or without its own infrastructure, and to provide Audiovisual Communication Services.

Our telephone number is 54-11-4968-4000, and our principal executive offices are located in Gral. Hornos 690, (C1272ACK) Buenos Aires, Argentina. Our internet address is https://www.telecom.com.ar/web. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. Our agent for service of process in the United States is CT Corporation System, and its address is 28 Liberty Street, New York, New York 10005.

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Risk Factors

Investing in our securities involves a significant degree of risk. Before you decide to buy any securities, you should read and carefully consider the risks and uncertainties discussed in the section “Risk Factors” in Item 3 of the TEO 2023 20-F incorporated by reference herein, any current reports on Form 6-K subsequently furnished to the SEC and incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are incorporated by reference therein.

Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this registration statement and incorporated by reference herein before deciding to invest in our securities. If any of those risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our securities could decline, and you could lose all or part of your investment.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

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Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered by us as set forth in the applicable prospectus supplement.

We will not receive any proceeds from the sale of equity securities to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement.

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Selling Shareholders

This prospectus also relates to the possible sale, from time to time, by the selling shareholders to be named in an applicable prospectus supplement, of their equity securities that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.

The selling shareholders to be named in the applicable prospectus supplement may, from time to time, offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement.

An applicable prospectus supplement will set forth the name of each selling shareholder selling in connection with such an offering, their description and relationship to us, the amount of our securities owned by each selling shareholder prior to the offering, the amount of our securities that may be offered by each selling shareholder, and the amount and the percentage, if any, of our securities to be owned by each selling shareholder after completion of the offering.

Unless disclosed otherwise in the applicable prospectus supplement, we may pay certain fees and the expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, registration and filing fees, and fees and expenses of our counsel, and the selling shareholders will pay any underwriting or broker discounts and commissions incurred by the selling shareholders in selling their securities, as well as their own fees and expenses, including those of the selling shareholders’ counsel.

The selling shareholders shall not sell any of our securities pursuant to this prospectus until we have identified such selling shareholder and the securities that may be offered for resale by such selling shareholder in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their securities pursuant to any available exemption from the registration requirements of the Securities Act.

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DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities and the equity securities that we or the selling shareholders may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible or non-convertible. We may issue debt securities in one or more series.

Any debt securities that we issue will be governed by a document called an indenture and may qualify as negotiable obligations under, and in such case, shall be issued pursuant to, and in compliance with all the requirements of, and shall therefore be entitled to the benefits set forth and subject to the procedural requirements established in, the Argentine Negotiable Obligations Law, the Argentine Capital Markets Law and the CNV Rules, and any other applicable laws and regulations of Argentina. The form of senior indenture and the form of subordinated indenture are each filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture is a contract entered into between us and a trustee. The trustee has two main roles:

●	first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described in the indenture; and

●	second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Together or separately, we may issue as many distinct series of debt securities under the applicable indenture as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body, as will be described in an applicable prospectus supplement. Offers of the securities to the public in Argentina shall be made by a prospectus and (if applicable, a prospectus supplement) in the Spanish language in accordance with CNV Rules authorized by the CNV pursuant to applicable Argentine laws and regulations.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture and any related securities documents and terms made a part of the indenture by the U.S. Trust Indenture Act of 1939, as amended. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities. Capitalized terms used in the summary have the meanings specified in the applicable indenture.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

●	the title and aggregate principal amount of the series of debt securities;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

●	whether the debt securities will be senior, subordinated or junior subordinated, and any applicable subordination provisions for any subordinated debt securities;

●	any restriction or condition on the transferability of the debt securities;

●	whether the debt securities are secured and the terms of such security;

●	the purchase price, denomination and any limit upon the aggregate principal amount of the series of debt securities;

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●	the date or dates on which the principal of and premium, if any, on the series of debt securities is payable or the method of determination thereof;

●	the interest rate(s) at which the series of debt securities will bear interest or the method for determining the interest rate(s), the date or dates from which such interest will accrue or the method for determining that date or those dates, the dates on which interest will be payable and the regular record date, if any, for the interest payable on any interest payment date;

o	the place or places where the principal, any premium and any interest on the series of debt securities will be payable;

●	the place or places where the series of debt securities may be exchanged or transferred;

●	any redemption or early repayment provision;

●	our obligation or right to redeem, purchase, or repay the series of debt securities under a sinking fund, amortization or analogous provision;

●	authorized denominations;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the series of debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

●	the portion of the principal amount that will be payable upon declaration of acceleration in connection with the occurrence of an event of default or the method by which such portion will be determined;

●	any covenants applicable to the series of debt securities being issued, any defaults and events of default applicable to the series of debt securities being issued, and whether those additional or modified events of default or covenants are subject to covenant defeasance;

●	provisions, if any, granting special rights to holders upon the occurrence of specified events;

●	whether provisions relating to covenant defeasance and legal defeasance apply to that series of debt securities;

●	provisions relating to satisfaction and discharge of the indenture;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the identity of the registrar and any paying agent;

●	whether such debt securities will be issued in whole or in part in the form of one or more global securities, the identity of the depositary for global securities, the form of any legends borne by the global securities and the terms upon which beneficial interests in a global security may be exchanged in whole or in part for beneficial interests in individual definitive securities;

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●	the date as of which any global security of any series shall be dated if other than the original issuance of the first security of the series to be issued;

●	whether the series of debt securities are convertible or exchangeable into other securities, including in the form of attached or separately trading warrants to acquire securities; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the U.S. Trust Indenture Act of 1939, as amended, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement any material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Unless we inform you otherwise in a prospectus supplement, debt securities will be issued in fully registered form without coupons and in denominations of U.S.$150,000 and multiples of U.S.$1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be.

Debt securities that constitute negotiable obligations (“obligaciones negociables”) under the Negotiable Obligations Law will be entitled to the benefits set forth therein and subject to the procedural requirements thereof. Under the terms of Article 29 of the Negotiable Obligations Law, debt securities constituting negotiable obligations grant their holders access to summary judgment judicial proceedings. In accordance with the Argentine Capital Markets Law, certificates in respect of the debt securities represented by any global note in favor of any beneficial owner subject to certain limitations set out in the indenture should enable beneficial owners to institute suit before any competent court in Argentina, including summary judgment proceedings, to obtain any overdue amount under the notes.

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Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York. The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York; provided that, if applicable, the Negotiable Obligations Law governs the requirements for the debt securities to qualify as obligaciones negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, the Argentine Capital Markets Law, the CNV Rules and other applicable Argentine laws and regulations, govern the capacity and corporate authorization of the Issuer to execute and deliver the debt securities, the authorization of the CNV for the public offering of the debt securities in Argentina and certain matters in relation to meetings of holders.

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. Each such indenture, a form of which will be filed as an amendment or incorporated by reference to this registration statement, will be executed at the time we issue any debt securities thereunder.

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Description of EQUITY SECURITIES

Description of Common Stock

The following information describes our common stock and provisions of our by-laws and of the Argentine Corporation Law. This description is only a summary. You should read and refer to our by-laws incorporated by reference in the registration statement of which this prospectus is a part and the TEO 2023 20-F.

Our authorized capital stock consists of (i) 683,856,600 class A shares, (ii) 628,058,019 class B shares, (iii) 106,734 class C shares, and (iv) 841,666,658 class D shares, each class with a par value of P$1.00 per share and the right to one vote per share. As of December 31, 2023 and March 31, 2024, we had (i) 683,856,600 outstanding class A shares, (ii) 628,058,019 outstanding class B shares, (iii) 106,734 outstanding class C shares, and (iv) 841,666,658 outstanding class D shares.

Class A shares and class D shares of common stock are convertible into class B shares of common stock with equal political and economic rights, at a ratio of one to one, at any time, at the request of the holder of one or more shares of common stock who wishes to convert them into another class, through a notice addressed to the Board of Directors. For more information on certain veto rights of class A shares and class D shares, see “Item 7. Major Shareholders and Related Party Transactions—Major Shareholders—Telecom Shareholders’ Agreement” in the TEO 2023 20-F and our by-laws.

All outstanding shares are fully paid in and our class B shares have been listed on the Buenos Aires Stock Exchange since 1992. All outstanding ADSs representing rights to class B shares are listed on the New York Stock Exchange. For a further description of our common stock, see “Item 10. Additional Information—Memorandum and Articles of Association” in the TEO 2023 20-F.

Description of American Depositary Shares

JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary, registers and delivers the ADSs pursuant to the deposit agreement, dated as of May 7, 2021, among Telecom Argentina, JPMorgan, and the registered holders from time to time of the ADSs issued thereunder. Telecom Argentina has listed on the New York Stock Exchange American Depositary Shares, also referred to as ADSs, representing Telecom Argentina’s class B shares. The address of the depositary’s principal executive office is 383 Madison Avenue, Floor 11, New York, New York 10179. Each ADS represents rights to five class B shares deposited with the principal Buenos Aires office of Banco Santander Río S.A., as custodian for the depositary in Argentina. Each ADS will also represent rights to any other securities, cash or other property which may be held by the depositary. The depositary’s office is located at 383 Madison Avenue, 11th floor, New York, New York 10179.

You may hold ADSs either (A) directly by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in your name or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depositary Trust Company (“DTC.”) If you hold ADSs directly, you are a registered ADS holder. The obligations of the depositary under the deposit agreement are to ADR holders and this description assumes you are an ADR holder. All holders of ADSs, however, are bound by the provisions of the deposit agreement even if they hold ADSs indirectly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Argentine law governs shareholder rights. The depositary will be the holder of the class B shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement among us, the depositary and the holders of ADRs sets out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

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The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided on page 4 of this prospectus.

Dividends and Other Distributions

How will you receive dividends and other distributions on the class B shares?

The depositary has agreed to pay to you the cash dividends or other distributions that it or the custodian receives on class B shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of class B shares your ADSs represent.

●	Cash. The depositary will pay any cash dividend or other cash distribution on the class B shares in U.S. dollars. The depositary will convert any foreign cash dividend or other cash distribution we pay on the class B shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States on a reasonable basis, subject to such distribution being impermissible or impracticable with respect to certain ADR holders. Before making a distribution, the depositary will deduct any withholding taxes that must be paid. See “Taxation.” The depositary will also deduct its expenses in (i) converting any foreign currency to U.S. dollars by sale or in such other manner as the depositary may determine, (ii) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine and (iii) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time. If the depositary is distributing the net proceeds from the sale of a non-cash distribution, it will also deduct its expenses in making such sale. The depositary will distribute only whole U.S. dollars and cents and any fractional cents will be withheld without liability for interest and added to future cash distributions. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or a significant portion of the value of the distribution.

●	Class B Shares. The depositary may distribute additional ADSs representing rights to any class B shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will distribute, in the same way as it does with cash, U.S. dollars available to it from the net proceeds of sales of class B shares which would give rise to fractional ADSs. If the depositary determines that a distribution of additional ADSs is not practicable with respect to any ADR holder, it may make any distribution it deems practicable, including the distribution of foreign currency or securities, or it may retain the class B shares as deposited securities in which case the outstanding ADSs will also represent rights to the new class B shares. The depositary may sell a portion of the distributed shares (or ADSs representing rights to those shares) sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional class B shares. If we offer holders of our securities any rights to subscribe for additional class B shares or any other rights, the depositary will make these rights available to you to the extent that we timely furnish evidence satisfactory to the depositary that it may lawfully distribute such rights. To the extent we do not furnish such evidence and sales of the rights are practicable, the depositary may sell the rights and distribute the proceeds in the same way as it does with cash. If it is not practicable to sell the rights by reason of the nontransferability of the rights, limited markets therefor, their short duration or otherwise, the depositary will allow the rights to lapse. In that case, you will receive no value for them. If the depositary makes rights available to you, it will exercise the rights in accordance with your instructions and purchase the class B shares on your behalf. The depositary will then deposit the class B shares and deliver ADSs to you. It will only exercise rights if you pay the exercise price and any other charges the deposit agreement requires you to pay.

●	Other Distributions. The depositary will send to you anything else we distribute on deposited securities by any means it thinks is equitable and practical, after consulting with us, if practicable. If the depositary cannot make the distribution in such manner, the depositary may i) decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or ii) may decide to hold what we distributed as deposited securities, in which case the outstanding ADSs will also represent rights to the newly distributed property. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

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Deposit and Withdrawal

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits class B shares or evidence of rights to receive class B shares with the custodian. Upon payment of depositary fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, and subject to your delivery to the depositary or the custodian of any other documents and/or instruments that may be required under the deposit agreement, the depositary will register the appropriate number of ADSs in the names you request and will deliver ADRs evidencing the ADSs to the persons you request. At your request, risk and expense, the depositary may accept deposits for forwarding to the custodian and deliver ADRs at a place other than its office.

How do ADR Holders cancel an ADS and obtain Class B Shares?

You may surrender your ADSs at the depositary’s office. Upon payment of depositary fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the class B shares and any other deposited securities underlying the ADSs to i) you, ii) a person you designate through the Caja de Valores, S.A,, iii) institutions you designate that maintain accounts at the Caja de Valores S.A., iv) by such other means as the depositary may deem practicable, or v) at your request, risk and expense, at such other place as you may request.

Voting Rights

You may instruct the depositary to vote the class B shares underlying your ADSs. Upon receipt of notice from us, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will describe the matters to be voted on and explain how you may instruct the depositary to vote the class B shares or other deposited securities underlying your ADSs as you direct by a specified date. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, insofar as practicable, subject to the provisions of or governing our class B shares or other deposited securities, to vote or cause to be voted the class B shares or other deposited securities as you instruct. Otherwise, you will not be able to exercise your right to vote unless you withdraw the class B shares. However, note that it is possible that you may not know about the meeting far enough in advance to validly withdraw the class B shares. The depositary will only vote or attempt to vote in the manner you instruct. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your class B shares. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your class B shares are not voted as you requested.

Record Dates

The depositary shall, after consultation with us if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by us) for the determination of the ADR holders who will be entitled to receive any distribution on or in respect of deposited securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such ADR holders will be so entitled.

Fees and Expenses for Holders of ADSs

Persons depositing or withdrawing class B shares or ADR holders must pay:

For:
● U.S.$5.00 (or less) per 100 ADSs (or portion of 100 ADSs) ● U.S.$0.05 (or less) per ADS

●     Issuance of ADSs, including issuances resulting from a distribution, sale or exercise of class B shares or rights or other property; and

●     Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

●      ADSs held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement, or a fee for the distribution or sale of securities, such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities, but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to holders

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● $U.S.0.05 (or less) per ADS (in the aggregate) per calendar year (or portion thereof)	● For services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions)
● Registration or transfer fees	● Transfer and registration of shares on any applicable share register to or from the name of the depositary or its agent when you deposit or withdraw shares
● Expenses of the depositary and/or any of its agents

●      Stock transfer or other taxes and other governmental charges

●      Cable, telex and facsimile transmission and delivery charges

●     Incurred in connection with the servicing of class B shares or other deposited securities, the sale of securities (including, without limitation, deposited securities) the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulations (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions)

●     Converting foreign currency into U.S. Dollars

The depositary collects its fees for the issuance and cancellation of ADSs from investors depositing shares or surrender of ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary also collects taxes and governmental charges from the holders of ADSs. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees (after attempting by reasonable means to notify the holder prior to such sale). The depositary may generally refuse to provide fee-accruing services until its fees for those services are paid. The depositary may also agree to reduce or waive certain fees described above, that would normally be charged on ADSs issued to or at the direction of, or otherwise held by, the Company and/or certain shareholders of the Company.

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Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs, on the rights to deposited securities represented by any of your ADSs, or on any distributions thereon. The depositary may refuse to register any transfer of your ADSs, to effect any split-up or combination thereof, or allow you to withdraw the rights to deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply distributions owed to you or sell rights to deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADR holders any proceeds, or send to ADR holders any property, remaining after it has paid the taxes. See “Taxation” for a discussion of the material tax consequences of a sale of your ADSs.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
● Change the nominal or par value of our class B shares; reclassify, split up, consolidate or cancel any of the deposited securities; effect any distribution of securities or other property in respect of the class B shares that is not distributed to you; recapitalize, reorganize, merge, consolidate, or sell all or substantially all of our assets; or liquidate or enter into a receivership or bankruptcy	● The depositary may, in its discretion: (i) amend the ADRs; (ii) distribute additional or amended ADRs with or without asking you to surrender your outstanding ADRs in exchange for new ADRs; (iii) distribute some or all of the cash, securities or other property received by the depositary; (iv) sell any property received by the depositary and distribute the net proceeds of such sale; or (v) if the depositary does not take any of the foregoing actions, the cash, securities or other property received by the depositary will become deposited securities and each ADS will automatically represent rights to its equal share of the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial existing right of ADR holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADR holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADRs, to agree to the amendment and to be bound by the ADSs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary may with notice to us, and shall at our written direction, terminate the deposit agreement. The depositary must notify ADR holders at least 30 days before termination. After termination, the depositary and its agents will do the following under the deposit agreement but nothing else:

• advise you that the deposit agreement is terminated;

• collect or sell distributions on the deposited securities; and

• deliver class B shares and other deposited securities upon cancellation of ADSs.

As soon as practicable after the expiration of six months from the date of termination, the depositary will sell any remaining deposited securities. After that, the depositary will hold the net proceeds it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. After making such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we will have no obligations under the deposit agreement except for our obligations to the depositary and its agents.

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Limitations on Obligations and Liability

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary, and our respective agents:

●	are not liable if either of us is prevented or delayed by law, regulation, the provisions of or governing any deposited securities, or circumstances beyond our control, or by reason of being subject to any civil or criminal penalty, from performing our obligations under the deposit agreement;

●	are not liable for any exercise or failure to exercise any discretion given to either of us in the deposit agreement or the ADRs;

●	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or bad faith;

●	are not liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting class B shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information; and

●	may rely upon any documents we believe to be genuine and to have been signed or presented or given by the proper party.

The depositary and its agents have no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. The Company and its agents have no obligation to become involved in any such lawsuit or other proceedng, which in our opinion, may involve us in expense or liability, unless indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested.

The depositary and its agents (i) are not responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any vote and (ii) may own and deal in any class of our securities and our affiliates and in ADRs.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, effect a split-up or combination of ADRs, or permit withdrawal of class B shares or other property, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any class B shares or other deposited securities;

●	payment of the depositary’s charges and/or expenses in respect of such transaction, as set forth in the deposit agreement;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs, register transfers of ADSs or accept ADSs for cancellation when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so, provided that the withdrawal of deposited securities can only be restricted for the reasons indicated below.

Your Right to Receive the Class B shares Underlying your ADSs

You have the right to surrender your ADRs and withdraw the underlying class B shares at any time except:

●	when temporary delays arise because: the depositary has closed its transfer books or we have closed our transfer books; the transfer of class B shares is blocked to permit voting at a shareholders’ meeting; or we are paying a dividend on our class B shares;

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●	when you owe money to pay fees, taxes and similar charges; or

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of class B shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Disclosure of interests and limitations on ownership

The depositary will use reasonable efforts, with respect to the ADRs, to follow our instructions regarding enforcement of the provisions of or governing the class B shares or any other deposited securities, or the rules or regulations of the Bolsa de Comercio de Buenos Aires, S.A., the Comisión Nacional de Valores of Argentina or other governmental authorities that require disclosure of beneficial or other ownership of our class B shares or limit ownership of those securities and may provide for blocking transfer and voting or other rights to enforce those disclosure requirements or ownership limitations. You must comply with all such disclosure requirements and ownership limitations and cooperate with the depositary’s compliance with our instructions in respect thereof.

Books of Depositary

The depositary or its agent will maintain at a designated transfer office a register for the registration, registration of transfer, combination and split-up of ADRs. You may inspect such records at such office at all reasonable times solely for the purpose of communicating with other holders in the interest of our business or matters relating to the deposit agreement.

The depositary will maintain in New York facilities for the delivery and surrender of ADRs. The ADR register may be closed from time to time when deemed expedient by the depositary or when requested by us.

Pre-Release Transactions

The depositary may issue ADSs before deposit of underlying shares. These transactions are commonly referred to as “pre-release transactions.” Each pre-release transaction will be subject to a written agreement between the recipient of pre-released ADSs and the depositary providing that such recipient represents that it (a) owns the shares that are to be delivered by the recipient under such pre-release transaction, (b) assigns all beneficial right, title and interest in the shares to the depositary, (c) holds such shares for the account of the depositary and (d) will deliver such shares to the custodian as soon as practicable and promptly upon demand. In addition, each pre-release transaction will at all times be fully collateralized with cash or U.S. government securities.

The aggregate number of ADSs involved in pre-release transactions at any one time shall not normally be more than 20% of all ADSs (excluding pre-released ADSs). The depositary may retain for its own account any compensation received by it in conjunction with the foregoing.

Available Information

The deposit agreement, the provisions of or governing deposited securities and any written communications from us, which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary and the custodian.

Governing Law

The deposit agreement and the ADRs are governed by and shall be construed in accordance with the laws of the State of New York.

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Taxation

Our most recent Annual Report filed on Form 20-F provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in our most recent Annual Report filed on Form 20-F and in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

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Plan of Distribution

At the time of the offering of any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in an applicable prospectus supplement relating to those securities.

We are registering the securities to permit their sale or resale, as applicable, by us or by the selling shareholders from time to time after the date of this prospectus. The securities covered by this prospectus may be offered and sold from time to time by us or, in the case of class B shares and ADSs, by the selling shareholders, as applicable. We will not receive any of the proceeds from sales by the selling shareholders of class B shares or ADSs for their own accounts. We will bear all fees and expenses incident to our obligation to register the securities.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of the sales of their class B shares or ADSs, as the case may be.

We or the selling shareholders may offer and sell securities covered by this prospectus from time to time, in one or more or any combination of the following transactions:

●	on the New York Stock Exchange or on any other national securities exchange or quotation service on which our ADSs may be listed or quoted at the time of sale;

●	in underwritten offerings;

●	in privately negotiated transactions, at-the market transactions, “overnight transactions” or block trades;

●	in lock-up agreements or stabilization agreements;

●	through ordinary brokerage transactions (including on an exchange or over-the-counter) and transactions in which the broker solicits purchasers;

●	through purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;

●	by agreement with broker-dealers to sell a specified number of securities at a stipulated price per share;

●	through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions;

●	in the over-the-counter market;

●	through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through the distribution by any selling shareholder to its employees, partners (including limited partners), members or stockholders;

●	through a combination of any of the above methods of sale; or

●	through any other method permitted pursuant to applicable law.

Instead of selling the securities under this prospectus, we or the selling shareholders, as applicable, may sell the securities covered by this prospectus in compliance with the provisions of Rule 144 under the Securities Act or pursuant to other available exemptions from the registration requirements of the Securities Act, provided that such sales meet the criteria and conform to the requirements of such exemptions.

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Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement.

We and any selling shareholders (directly or through agents) may sell, and, if applicable, the underwriters may resell, the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of the securities, the underwriters or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents. The underwriters may sell the securities to or through dealers, who may also receive compensation from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The selling shareholders and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market and which may limit the timing of purchases and sales by the selling shareholders and any other relevant person of any of our equity securities. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.

If so indicated in the prospectus supplement relating to an issue of the securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

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Legal Matters

EGFA Abogados will pass upon the validity of the securities offered by this prospectus as to certain matters of Argentine law.

Cleary Gottlieb Steen & Hamilton LLP will pass upon the validity of the securities offered by this prospectus as to certain matters of New York law.

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Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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ENFORCEMENT OF CIVIL LIABILITIES

We are a duly incorporated sociedad anónima organized under the laws of Argentina. Substantially all of our assets are located in Argentina. All of our directors (other than Mr. Luca Luciani) and executive officers reside in Argentina, and all or a substantial portion of their assets are also located in Argentina or elsewhere outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or against us judgments predicated upon the civil liability provisions of the federal securities laws of the United States or the laws of other jurisdictions.

In addition, a portion of our assets is not subject to attachment or foreclosure, as they are used for the performance of the public service we provide. In accordance with Argentine law, as interpreted by the Argentine courts, assets which are necessary to the provision for an essential public service may not be attached, whether preliminary or in aid of execution.

We have been advised by our Argentine counsel, EGFA Abogados, that there is doubt as to whether the courts of Argentina would enforce in all respects, to the same extent and in as timely a manner as a U.S. or other non-Argentine court, an original action predicated solely upon the civil liability provisions of the U.S. federal securities laws or other non-Argentine securities laws, and that the enforceability in Argentine courts of judgments of U.S. or other non-Argentine courts predicated upon the civil liability provisions of the U.S. federal securities laws or other non-Argentine securities laws will be subject to compliance with certain requirements under Argentine law, including that any such judgment does not violate Argentine public policy (orden público argentino).

Enforcement of foreign judgments would be recognized and enforced by the courts in Argentina provided that the requirements of Argentine law are met, such as: (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such property was transferred to Argentine territory during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against such foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (iv) the judgment does not violate the principles of public policy of Argentine law and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

We have appointed CT Corporation System as our authorized agent upon which service of process may be served in the United States in any action which may be instituted against us arising out of or based upon this prospectus.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors, Officers and Employees.

Under Argentine law, any provision, whether contained in the articles of association of a company or in any agreement, exempting any officer or director or indemnifying any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, default, misfeasance, breach of duty or trust, is void. A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor. We maintain an officers’ and directors’ insurance policy covering claims brought against our officers and/or directors relating to the performance of their duties.

Item 9. Exhibits and Financial Statement Schedules.

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	any other communication that is an offer in the offering made by the registrant to the purchaser.

(7)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Equity Securities Underwriting Agreement†
1.2	Form of Debt Securities Underwriting Agreement†
4.1	Amended and Restated Deposit Agreement, among Telecom Argentina S.A., JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of ADRs issued thereunder, including the form of American Depositary Receipt, dated May 7, 2021 (previously filed as exhibit 99(a) to Telecom’s registration statement on Form F-6 (SEC File/ Film No. 333-255672/21878733, filed on April 30, 2021, and incorporated by reference herein)
4.2	Form of American Depositary Receipt (included in Exhibit 4.1)
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Telecom Shareholders’ Agreement among VLG Argentina LLC, CVH, Fintech Telecom, LLC, Fintech Media, LLC and Fintech Advisory Inc., dated July 7, 2017 (previously filed as Exhibit 32 to Telecom’s Schedule 13D (SEC File/Film No. 005-49901/17956340), filed with the SEC on July 10, 2017, and incorporated by reference herein)
4.6	Telecom Voting Trust Agreement among CVH, Fintech Advisory Inc., VLG S.A.U., Fintech Telecom LLC, Fintech Advisory, Inc., Mr. Héctor Horacio Magnetto, Mr. José Antonio Aranda, Mr. Lucio Rafael Pagliaro and Mr. David Manuel Martínez Guzmán, dated April 15, 2019 (previously filed as Exhibit 99.36 to Telecom’s Schedule 13D/A (SEC File/Film No. 005-49901/ 19751721), filed with the SEC on April 16, 2019, and incorporated by reference herein)
5.1	Opinion of EGFA Abogados, Telecom Argentina’s Argentine counsel, as to matters of Argentine law relating to the class B shares
5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, as to matters of New York law relating to the debt securities
23.1	Consent of Price Waterhouse & Co. S.R.L., independent registered public accounting firm
23.2	Consent of Errecondo, González & Funes Abogados, contained in its opinion filed as Exhibit 5.1 to this registration statement
23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP, contained in its opinion filed as Exhibit 5.2 to this registration statement
24.1	Powers of Attorney relating to Telecom Argentina S.A. (included in the signature pages of this Registration Statement)
25.1	Form T-1 Statement of Eligibility and Qualification under the U.S. Trust Indenture Act of 1939*
107	Filing Fee Table

† To be filed by amendment or to be incorporated by reference to a report filed hereafter in connection with or prior to an offering of equity securities or debt securities, as applicable.

* Where applicable, to be filed subsequently in accordance with Section 305(b)(2) of the U.S. Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on July 8, 2024.

Telecom Argentina S.A.

By:	/s Roberto Nóbile
Name: Roberto Nóbile
Title: Chief Executive Officer

By:	/s/ Gabriel Blasi
Name: Gabriel Blasi
Title: Chief Financial Officer

By:	/s/ Marcelo Trivarelli
Name: Marcelo Trivarelli
Title: Principal Accounting Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carlos Alberto Moltini and Mariano Marcelo Ibáñez, and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Carlos Alberto Moltini	Chairman and Director	July 8, 2024
Name: Carlos Alberto Moltini

/s/ Mariano Marcelo Ibáñez	Vice Chairman and Director	July 8, 2024
Name: Mariano Marcelo Ibáñez

	Director	, 2024
Name: Alejandro Alberto Urricelqui

/s/ Ignacio Rolando Driollet	Director	July 8, 2024
Name: Ignacio Rolando Driollet

/s/ Damián Fabio Cassino	Director	July 8, 2024
Name: Damián Fabio Cassino

/s/ Carlos Alejandro Harrison	Director	July 8, 2024
Name: Carlos Alejandro Harrison

/s/ Martín Héctor D’Ambrosio	Director	July 8, 2024
Name: Martín Héctor D’Ambrosio

	Director	, 2024
Name: Ignacio Cruz Moran

	Director	, 2024
Name: Luca Luciani

/s/ Baruki Luis Alberto González	Director	July 8, 2024
Name: Baruki Luis Alberto González

Name: Julián Akerman	Director	, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant’s duly authorized representative has signed this registration statement on Form F-3 in Newark, Delaware, on July 8, 2024.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative in the United States